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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2000, included in the joint proxy statement of Sage, Inc. and Faroudja, Inc. that is made part of the registration statement (Form S-4) and Prospectus of Sage, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP


Palo Alto, California
May 5, 2000